UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Koll Center Parkway Pleasanton, CA	94566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 651-3172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, at the 2025 Annual Meeting of Stockholders of Movano Inc. (the “Company”) held on September 26, 2025, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a ratio between one-for-two and one-for-fifteen, with the ultimate ratio to be determined by the Board in its sole discretion. On September 24, 2025, subject to the approval of the proposal by the Company’s stockholders, the Board approved the Reverse Stock Split at a ratio of one-for-ten.

On October 8, 2025, Company filed with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation to effect the Reverse Stock Split (the “Amendment”), to be effective at 12:01 a.m. Eastern Time on October 10, 2025. On October 10, 2025, the Common Stock will begin trading on a split-adjusted basis under a new CUSIP, 62459M 305. The Reverse Stock Split will not change the number of authorized shares of Common Stock or the par value per share of the Common Stock.

When the Reverse Stock Split becomes effective, every 10 shares of Common Stock will automatically be reclassified and combined into one share of Common Stock. The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock from approximately 8.3 million to approximately 0.8 million.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive cash in lieu of any fractional interests, after aggregating all the fractional interests of a holder resulting from the Reverse Stock Split.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 8, 2025, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as an exhibit to this report.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company, effective October 8, 2025
99.1	Press Release dated October 8, 2025, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Date: October 8, 2025	By:	/s/ J Cogan
J Cogan
Chief Financial Officer

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